UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2013

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: +1 (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2013 Target Bonus

On July 30, 2013, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of NeoPhotonics Corporation (the “Company”) approved target bonuses for 2013 for its “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) in the amounts set forth below.

Named Executive Officer	2013 Target Bonus Percentage(1)	2013 Target Bonus Amount(2)
Timothy S. Jenks, President and Chief Executive Officer	75%	$270,000
James D. Fay, Senior Vice President and Chief Financial Officer	45	135,000
Dr. Raymond Cheung, Senior Vice President and Chief Operating Officer	40	132,389	(3)
Dr. Wupen Yuen, Senior Vice President of Product and Technology Development	40	104,000
Benjamin L. Sitler, Senior Vice President of Global Sales and Product Management	40	100,000

(1)	Target bonuses percentages are expressed as a percentage of 2013 base salary.
(2)	To the extent the applicable base salary is adjusted in 2013, the dollar amount resulting from the target bonus percentage would be adjusted for the pro rata portion of the year in which the adjusted salary applies.
(3)	The Target Bonus Amount is calculated in U.S. dollars at the applicable exchange rate and Dr. Cheung’s actual bonus, if any, will be paid in RMB.

The Compensation Committee structured target bonuses for the fiscal year 2013 so that payouts would be determined based in part on achievement against corporate objectives, including:

•	U.S. GAAP revenue for the fiscal year 2013;

•	Non-GAAP gross margin for the fiscal year 2013;

•	Non-GAAP net income from operations for the fiscal year 2013; and

•	U.S. GAAP revenue from new products for the fiscal year 2013.

For target bonuses for the fiscal year 2013, the Compensation Committee established performance goals for each of the above metrics that are aligned with corporate objectives. While these various performance goals were selected, they are merely non-binding guidelines to be used as one factor in determining the actual bonuses earned.

It is expected that, in the first quarter of 2014, the Compensation Committee will review the Company’s fiscal year 2013 corporate performance against each of the corporate goals and other aspects of corporate and individual performance to determine any actual bonus awards for performance related to the fiscal year 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2013	NEOPHOTONICS CORPORATION

	By:	/s/ James D. Fay
James D. Fay
Senior Vice President and Chief Financial Officer